Exhibit 99.1

*** NEWS RELEASE ***

TO:	All Area News Agencies	For More Information Contact:

FROM:	First Commonwealth Financial Corporation	Edward J. Lipkus III, Executive Vice President and Chief Financial Officer First Commonwealth Financial Corporation (724) 349-7220

DATE:	October 23, 2008

First Commonwealth Announces Third Quarter 2008 Financial Results

Core Net Income Increases 24.3%;

Growth in Loans and Net Interest Income/Margin Expansion Continues

Indiana, PA., October 23, 2008 - First Commonwealth Financial Corporation (NYSE: FCF), the holding company for First Commonwealth Bank, announced today financial results for the third quarter of 2008.

Third Quarter Results

First Commonwealth reported third quarter 2008 core net income, or net income excluding securities gains and losses and other-than-temporary impairment charges, of $15.2 million or $0.21 per diluted share, a 24.3% increase as compared to the same period in 2007. When compared to the second quarter of 2008, core net income increased $2.0 million or 14.9%.

GAAP net income for the third quarter 2008 was $10.2 million or $0.14 per diluted share compared to $12.2 million or $0.17 per diluted share in the same period last year and $12.9 million or $0.18 per diluted share for the second quarter of 2008.

Third quarter 2008 net income was impacted by non-cash charges of $8.6 million, $5.6 million after tax, or $0.08 per share, for other-than-temporary impairment charges. The charges included $7.7 million, $5.0 million after tax, for one trust preferred collateralized debt obligation and $947 thousand, $615 thousand after tax, for equity securities issued by two Pennsylvania-based financial institutions. Partially offsetting these charges were gains of $910 thousand, $592 thousand after tax, from the sale of equity securities.

Third quarter 2008 return on average equity and average assets was 7.38% and 0.65%, respectively, compared to 8.59% and 0.85% for the prior year period and 9.03% and 0.84% for the second quarter of 2008.

Developments during the third quarter included:

•	Total loans increased 14.3% and commercial loans increased 29.0% year over year.

•	Net interest income increased 19.4% year over year.

•	Net interest margin, on a tax equivalent basis, improved 22 basis points year over year.

•	First Commonwealth Bank opened a new community banking office (McCandless Township), which was the second de novo office opened in the Pittsburgh market during 2008.

•	Credit quality improved over second quarter.

“Our core operating results were solid across all lines of business despite challenging conditions, and I am pleased with the loan growth as well as the improvement in credit quality over the second quarter,” said John J. Dolan, President and CEO. “We remain a well-capitalized institution with significant liquidity and we are making loans in the communities we serve at a time when credit markets have seized up and the balance sheets of many of our larger competitors are shrinking.”

Net Interest Income and Margin

Net interest income increased $1.0 million, or 2.1% from the second quarter of 2008, representing five consecutive quarters of growth. Additionally, net interest income increased $7.8 million, or 19.4% compared to the third quarter of 2007. This improvement is primarily due to increased levels of interest earning assets, particularly in commercial loans. Total loans increased $524.5 million, or 14.3% year over year and increased $71.2 million, or 1.7% compared to the prior quarter. Investment securities decreased $74.6 million, or 4.9% year over year and decreased $123.9 million, or 7.8% compared to the prior quarter.

The net interest margin on a tax equivalent basis for the third quarter 2008 increased 22 basis points to 3.58% compared with 3.36% in the corresponding period last year and increased four basis points from the second quarter of 2008. In the second quarter, net loan prepayment fees of $1.6 million contributed 12 basis points to the net interest margin. The increase in our net interest margin for both periods can be attributed to increased loan volume and declines in the cost of interest-bearing liabilities exceeding the decrease in yields on total interest-earning assets. The decrease in the cost of interest-bearing liabilities can be attributed to lower interest rates as well as a change in the mix of our deposits. In the third quarter of 2008 compared to the same period last year, average noninterest-bearing demand deposits increased $36.4 million, or 7.0%, average interest-bearing demand deposits increased $25.1 million, or 4.2%, and average savings deposits increased $68.2 million, or 6.2%. Average higher costing time deposits decreased $182.6 million or 8.6%.

Average interest-earning assets were $505.7 million, or 9.8%, higher in the third quarter of 2008 compared to the third quarter of 2007 driven by an increase in average loans of $496.0 million. Average interest-earning assets remained stable from the second quarter of 2008 as the average loans increased $101.0 million but was offset by the $108.8 million decrease in average investment securities. Average borrowings increased $592.1 million in the third quarter of 2008 compared to the same period in 2007 and increased $57.4 million compared to the second quarter of 2008 primarily to fund the loan growth.

Non-Interest Income

Core non-interest income, or non-interest income excluding net securities gains (losses), in the third quarter of 2008 increased $1.8 million, or 14.6%, from the same period last year and $443 thousand, or 3.3%, from the second quarter of 2008. The increase in the year to year comparison was primarily due to higher insurance commissions, increased card related interchange income and greater letter of credit fees. Higher sales, additional producers and an enhanced calling program resulted in increased insurance commissions. Card related interchange income increased primarily due to growth in usage of debit cards and larger dollar transactions. The increase in core non-interest income for the third quarter of 2008 compared to the second quarter of 2008 can be attributed to higher letter of credit fees. GAAP non-interest income for the third quarter of 2008 decreased $5.9 million, or 48.6%, from the third quarter of 2007 and decreased $6.8 million, or 52.1%, from the second quarter of 2008.

During the third quarter of 2008, the company recorded other-than-temporary impairment charges of $7.7 million on a trust preferred collateralized debt obligation and $947 thousand on equity securities issued by two Pennsylvania-based financial institutions. These were partially offset by the $910 thousand in net securities gains recorded in the third quarter of 2008. In the second quarter of 2008, $541 thousand in other-than-temporary impairment charges were recorded on equity securities issued by two other local financial institutions.

Non-Interest Expense

Non-interest expense for the third quarter of 2008 increased $2.5 million, or 6.9%, compared to the third quarter of 2007 and remained relatively stable from the second quarter of 2008. This increase can be largely attributed to the rise in incentive compensation expense related to the growth in loans, insurance sales and core net income, as well as annual merit increases.

Income Tax

The provision for income taxes decreased $225 thousand for the third quarter of 2008 compared to the same period in 2007. First Commonwealth’s effective tax rate was 10.0% in both the third quarter of 2008 and 2007 and 18.1% in the second quarter of 2008. Nontaxable income and tax credits had a greater impact on the effective tax rate during both the third quarter of 2008 and 2007 due to lower pretax income in those periods compared to the second quarter of 2008.

Credit Quality and Provision for Credit Losses

Credit quality has remained stable despite worsening economic conditions. Total nonperforming loans and the ratio of nonperforming loans as a percentage of total loans have declined in the third quarter of 2008 from both the comparable period last year and from the second quarter of 2008. First Commonwealth is not a participant or underwriter in the sub-prime mortgage loan or sub-prime collateralized debt marketplace and therefore does not have any direct exposure to risks associated with these activities. All mortgage backed securities in First Commonwealth’s portfolio are AAA-rated and backed by U.S. Government agencies.

For the quarter ending September 30, 2008, non-accrual loans decreased $1.2 million from the second quarter of 2008 due primarily to the successful settlement of the Equipment Finance, LLC loan portfolio. Non-accrual loans decreased slightly from the comparable period last year. Non-accrual loans at September 30, 2008 include a $31.2 million commercial credit relationship that has been monitored since the second quarter of 2006 and was placed on non-accrual during the second quarter of 2007. This credit is collateralized by real estate and equipment and a reserve has been allocated, primarily during 2006, to cover the expected losses. The payment of principal and interest on this credit has been deferred pursuant to a loan forbearance agreement that was extended to December 31, 2008. Management continues to monitor the borrower closely and is presently evaluating options with respect to the collection or resolution of this credit.

Loans past due in excess of 90 days and still accruing at September 30, 2008 were flat compared to September 30, 2007 and decreased $491 thousand from June 30, 2008. The provision for credit losses for the third quarter of 2008 increased $1.6 million compared to the third quarter of 2007 and decreased $1.4 million from the second quarter of 2008. The increase from the third quarter of 2007 was primarily attributable to growth in the portfolio as well as an additional provision for a $5.0 million construction loan collateralized with real estate that was placed on non-accrual during the second quarter of 2008.

Management believes that the allowance for credit losses is at a level deemed sufficient to absorb losses inherent in the loan portfolio at September 30, 2008.

Trust Preferred Collateralized Debt Obligations

First Commonwealth’s portfolio of trust preferred collateralized debt obligations and subordinated notes consists of 15 pooled issues and 21 single-issue securities. The single issues are primarily from money center and large regional banks. The pooled instruments consist of securities issued by 376 banks and other financial institutions. Two of our pooled securities are senior tranches and the remainder are mezzanine tranches. The senior and mezzanine tranches of trust preferred collateralized debt obligations generally are protected from defaults by over-collateralization and cash flow default protection provided by subordinated tranches, with senior tranches having the greatest protection and mezzanine tranches subordinated to the senior tranches. At the time of initial issue, the tranches subordinated to our senior and mezzanine tranches ranged in size from approximately 7.3% to 35.4% of the total principal amount of the respective securities and no single issuer comprised more than 5% of the principal of the total principal of the pool.

As of September 30, 2008, our single issue securities had a book value of $24.0 million and an estimated fair value of $19.1 million, while the book value of the pooled securities totaled $98.7 million with an estimated fair value of $56.3 million. In the third quarter of 2008, a $7.7 million other-than-temporary impairment charge was recorded on a $13.0 million investment in one trust preferred collateralized debt obligation. This obligation, which includes 20 issuers, one of which is in default and two of which have deferred interest payments, is expected to experience a principal shortfall at maturity. Based on management’s analysis as of September 30, 2008, all of the single issues and the remainder of the trust preferred collateralized debt obligations are expected to return 100% of their principal and interest.

Year-to-Date Results

First Commonwealth recorded core net income year to date September 30, 2008 of $39.2 million, or $0.54 per diluted share. Return on average equity and average assets was 9.22% and 0.85%. Core net income year to date September 30, 2008 increased 14.9% from the comparable period in 2007.

For the nine months ended September 30, 2008, GAAP net income was $34.2 million, or $0.47 per diluted share, compared to the $34.6 million, or $0.47 per diluted share, reported for the same period of 2007. Year to date results for 2008 were unfavorably impacted by other-than-temporary impairment charges of $5.9 million after tax, or $0.08 per share, as described above. Return on average equity and average assets for the nine months ended September 30, 2008 was 8.05% and 0.74%, respectively, compared to 8.08% and 0.80% for the first nine months of 2007.

Net interest income for the nine months ended September 30, 2008 was 12.1% higher than the comparable period last year, reflecting growth in average loans of 8.6%. The net interest margin for the first nine months of 2008 increased to 3.47% from 3.35% for the same period in 2007 as the cost of interest-bearing liabilities declined faster than the yield on total interest-earning assets. Net loan prepayment fees of $1.6 million recorded in 2008 had a positive effect on the net interest margin of four basis points.

The provision for credit losses increased $4.8 million for the year to date ending September 30, 2008 compared to the same period last year primarily from the $524 million increase in loans as well as the addition of the aforementioned $5.0 million commercial construction loan to non-accrual.

Core non-interest income for the nine months ending September 30, 2008 increased $5.2 million, or 14.8%, from the same period last year due to a $712 thousand increase in service charges on deposit accounts, $1.4 million rise in insurance commissions, $880 thousand increase in card related interchange income, $1.3 million rise in letter of credit fees and the $1.0 million increase in other income. Service charges on deposit accounts increased as a result of increased activity and growth in accounts. The increase in insurance commissions was the result of higher sales driven by additional producers and an enhanced calling program. The increase in card related interchange income was due to more usage in debit cards. Other income increased due to higher interest rate swap fees.

Non-interest expense year-to-date September 30, 2008 increased $5.6 million, or 5.0%, from the comparable period in 2007 due to the $4.6 million increase in salaries and employee benefits and the $1.0 million increase in net occupancy expense. Salaries and employee benefits increased primarily as a result of higher incentive compensation expense related to the loan growth, greater insurance sales and higher core net income, as well as annual merit increases. The increase in net occupancy expense was the result of higher rental expense, utilities and building repairs and maintenance.

The provision for income taxes for the nine months ended September 30, 2008 increased $1.5 million, to $5.4 million, from the same period last year due to the $1.1 million rise in income before income taxes and a decrease in tax-free income and tax credits. First Commonwealth’s effective tax rate was 13.6% for the first nine months of 2008 compared to 10.0% for the same period in 2007.

Use of Non-GAAP Financial Measure

This release includes core net income, which is a non-GAAP (Generally Accepted Accounting Principles) financial measure that is calculated by excluding securities gains and losses and other-than-temporary impairment charges from GAAP net income. Management believes that core net income is useful to the investment community in analyzing financial results and trends of First Commonwealth. This information facilitates comparisons with prior periods and reflects the principal basis on which our management internally monitors financial performance. The table in the financial section reconciles GAAP financial measures to non-GAAP financial measures for the periods presented.

About First Commonwealth Financial Corporation

First Commonwealth Financial Corporation is a $6.2 billion bank holding company headquartered in Indiana, Pennsylvania. It operates 113 retail branch offices in 15 counties in western and central Pennsylvania through First Commonwealth Bank, a Pennsylvania chartered bank and trust company. Financial services and insurance products are also provided through First Commonwealth Insurance Agency and First Commonwealth Financial Advisors, Inc.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the adequacy of First Commonwealth’s allowance for credit losses, expectations of continued growth and the impact of recent organizational changes and strategic initiatives on future results. Forward-looking statements describe First Commonwealth’s future plans, strategies and expectations and are based on assumptions and involve risks and uncertainties, many of which are beyond the control of First Commonwealth and which may cause actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include among other things:

•	adverse changes in the economy or business conditions, either nationally or in First Commonwealth’s market areas, which could increase credit-related losses and expenses and/or limit growth;

•	further declines in market value of investment securities that are considered to be other-than-temporary, which would negatively impact our earnings and capital levels;

•	increases in defaults by borrowers and other delinquencies, which could result in an increased provision for credit losses on loans and related expenses;

•	fluctuations in interest rates and market prices, which could reduce net interest margin and asset valuations and increase expenses;

•

changes in legislative or regulatory requirements applicable to First Commonwealth and its subsidiaries, which could increase costs, limit certain operations and adversely affect results of operations;

•	the inability to successfully execute First Commonwealth’s strategic growth initiatives, which could limit future revenue and earnings growth; and

•	other risks and uncertainties described in First Commonwealth’s reports filed with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

(dollars in thousands, except share data)

	For the Quarter Ended					For the Nine Months Ended
	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007	September 30, 2008	September 30, 2007
Interest Income
Interest and fees on loans	$62,285	$62,614	$62,067	$63,488	$63,737	$186,966	$190,463
Interest and dividends on investments:
Taxable interest	15,013	15,578	15,531	14,967	14,259	46,122	45,293
Interest exempt from Federal income taxes	3,176	3,347	3,595	3,510	3,424	10,118	10,222
Dividends	663	678	609	752	753	1,950	2,206
Interest on Federal funds sold	0	2	0	74	57	2	83
Interest on bank deposits	2	2	5	8	8	9	29

Total interest income	81,139	82,221	81,807	82,799	82,238	245,167	248,296

Interest Expense
Interest on deposits	23,069	25,370	31,033	34,527	33,786	79,472	98,243
Interest on short-term borrowings	4,634	4,251	3,705	1,819	1,977	12,590	9,623

Interest on subordinated debentures	1,870	1,878	1,911	2,156	2,130	5,659	6,370
Interest on other long-term debt	3,639	3,791	4,074	4,139	4,211	11,504	12,836

Total interest on long-term debt	5,509	5,669	5,985	6,295	6,341	17,163	19,206

Total interest expense	33,212	35,290	40,723	42,641	42,104	109,225	127,072

Net Interest Income	47,927	46,931	41,084	40,158	40,134	135,942	121,224
Provision for credit losses	3,913	5,361	3,179	2,352	2,296	12,453	7,690

Net Interest Income after provision for credit losses	44,014	41,570	37,905	37,806	37,838	123,489	113,534

Non-Interest Income
Net securities (losses) gains	(7,709)	(451)	501	403	16	(7,659)	771
Trust income	1,444	1,538	1,532	1,428	1,517	4,514	4,453
Service charges on deposit accounts	4,792	4,786	4,425	4,690	4,609	14,003	13,291
Insurance commissions	1,390	1,394	1,277	909	1,064	4,061	2,651
Income from bank owned life insurance	1,435	1,446	1,487	1,557	1,534	4,368	4,544
Card related interchange income	1,950	1,950	1,753	1,791	1,654	5,653	4,773
Letter of credit fees	982	337	230	207	149	1,549	260
Other income	1,990	2,089	2,251	1,845	1,670	6,330	5,297

Total non-interest income	6,274	13,089	13,456	12,830	12,213	32,819	36,040

Non-Interest Expense
Salaries and employee benefits	21,091	20,428	20,330	18,859	18,401	61,849	57,273
Net occupancy expense	3,613	3,728	3,907	3,484	3,475	11,248	10,226
Furniture and equipment expense	2,995	3,058	3,078	3,126	3,243	9,131	8,874
Advertising expense	550	401	628	957	475	1,579	1,910
Data processing expense	1,075	996	1,051	987	942	3,122	2,821
Pennsylvania shares tax expense	1,342	1,339	1,271	1,446	1,439	3,952	4,323
Intangible amortization	802	832	831	831	857	2,465	2,597
Other expenses	7,529	8,103	7,760	7,185	7,648	23,392	23,108

Total non-interest expense	38,997	38,885	38,856	36,875	36,480	116,738	111,132

Income before income taxes	11,291	15,774	12,505	13,761	13,571	39,570	38,442
Provision for income taxes	1,127	2,861	1,384	2,113	1,352	5,372	3,840

Net Income	$10,164	$12,913	$11,121	$11,648	$12,219	$34,198	$34,602

Average Shares Outstanding	72,715,709	72,624,053	72,452,875	72,391,577	72,589,329	72,597,977	72,959,307
Average Shares Outstanding Assuming Dilution	72,817,216	72,734,711	72,559,668	72,513,962	72,705,753	72,704,279	73,128,040
Per Share Data:
Basic Earnings Per Share	$0.14	$0.18	$0.15	$0.16	$0.17	$0.47	$0.47
Diluted Earnings Per Share	$0.14	$0.18	$0.15	$0.16	$0.17	$0.47	$0.47
Cash Dividends Declared per Common Share	$0.17	$0.17	$0.17	$0.17	$0.17	$0.51	$0.51

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

(dollars in thousands, except share data)

	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007
Assets
Cash and due from banks	$93,327	$101,860	$92,554	$100,791	$86,499
Interest-bearing bank deposits	267	347	219	1,719	1,060
Securities available for sale, at market value	1,402,528	1,524,106	1,623,788	1,574,217	1,460,909
Securities held to maturity, at amortized cost, (Market value $55,775 at September 30, 2008 and $72,928 at December 31, 2007)	56,839	59,200	65,935	71,497	73,024
Loans:
Portfolio loans, net of unearned income	4,184,600	4,113,423	3,893,183	3,697,819	3,660,123
Allowance for credit losses	(45,482)	(44,505)	(41,613)	(42,396)	(43,210)

Net loans	4,139,118	4,068,918	3,851,570	3,655,423	3,616,913

Premises and equipment, net	71,141	69,890	69,191	69,487	70,133
Other real estate owned	3,718	3,271	3,280	2,172	1,803
Goodwill	159,956	159,956	159,956	159,956	159,956
Amortizing intangibles, net	10,976	11,778	12,609	13,441	14,272
Other assets	265,920	252,086	239,877	234,915	237,527

Total assets	$6,203,790	$6,251,412	$6,118,979	$5,883,618	$5,722,096

Liabilities
Deposits (all domestic):
Noninterest-bearing	$564,443	$568,158	$542,331	$523,203	$522,810
Interest-bearing	3,696,687	3,744,311	3,778,337	3,824,016	3,811,133

Total deposits	4,261,130	4,312,469	4,320,668	4,347,219	4,333,943

Short-term borrowings	875,424	834,226	642,869	354,201	237,734
Other liabilities	43,385	47,805	48,259	65,464	44,156

Subordinated debentures	105,750	105,750	105,750	105,750	108,250
Other long-term debt	386,288	404,464	426,955	442,196	435,781

Total long-term debt	492,038	510,214	532,705	547,946	544,031

Total liabilities	5,671,977	5,704,714	5,544,501	5,314,830	5,159,864

Shareholders’ Equity
Preferred stock, $1 par value per share, 3,000,000 shares authorized, none issued	0	0	0	0	0
Common stock, $1 par value per share, 200,000,000 shares authorized, 75,100,431 shares issued and 73,509,724 shares outstanding at September 30, 2008; 100,000,000 shares authorized, 75,100,431 shares issued and 73,128,612 shares outstanding at December 31, 2007	75,100	75,100	75,100	75,100	75,100
Additional paid-in capital	205,953	206,245	206,498	206,889	207,310
Retained earnings	315,404	317,611	317,058	319,246	319,472
Accumulated other comprehensive (loss) income, net	(38,133)	(22,604)	7,215	(147)	(6,736)
Treasury stock (1,590,707 and 1,971,819 shares at September 30, 2008 and December 31, 2007, respectively, at cost)	(18,411)	(21,054)	(22,293)	(22,700)	(22,814)
Unearned ESOP shares	(8,100)	(8,600)	(9,100)	(9,600)	(10,100)

Total shareholders’ equity	531,813	546,698	574,478	568,788	562,232

Total liabilities and shareholders’ equity	$6,203,790	$6,251,412	$6,118,979	$5,883,618	$5,722,096

Book value per share	$7.23	$7.46	$7.85	$7.78	$7.69
Market value per share	$13.47	$9.33	$11.59	$10.65	$11.06

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

	Loans by Categories (dollars in thousands)
	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007
Commercial, financial, agricultural and other	$1,148,666	$1,115,536	$1,052,971	$926,904	$901,679
Real estate - construction	338,303	307,278	241,114	207,708	143,680
Real estate - residential	1,227,225	1,235,334	1,230,928	1,237,986	1,268,313
Real estate - commercial	978,287	988,186	909,613	861,077	865,389
Loans to individuals	492,119	467,089	458,557	464,082	480,926
Leases, net of unearned income	0	0	0	62	136

Total loans and leases, net of unearned income	$4,184,600	$4,113,423	$3,893,183	$3,697,819	$3,660,123

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

	Quarter To Date Average Balance Sheets and Net Interest Analysis at September 30, (dollars in thousands)
	2008			2007
	Average Balance	Income/Expense	Yield or Rate (a)	Average Balance	Income/Expense	Yield or Rate (a)
Assets
Interest-earning assets:
Interest-bearing deposits with banks	$355	$2	1.94%	$526	$8	5.62%
Tax-free investment securities	279,792	3,176	6.95%	301,648	3,424	6.93%
Taxable investment securities	1,246,144	15,676	5.01%	1,210,048	15,012	4.92%
Federal funds sold	48	0	1.90%	4,412	57	5.20%
Loans, net of unearned income (b)(c)	4,149,186	62,285	6.11%	3,653,196	63,737	7.12%

Total interest-earning assets	5,675,525	81,139	5.91%	5,169,830	82,238	6.59%

Noninterest-earning assets:
Cash	80,393			79,514
Allowance for credit losses	(44,621)			(44,248)
Other assets	512,996			492,612

Total noninterest-earning assets	548,768			527,878

Total Assets	$6,224,293			$5,697,708

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand deposits (d)	$623,686	$1,225	0.78%	$598,571	$2,705	1.79%
Savings deposits (d)	1,165,568	4,348	1.48%	1,097,321	6,459	2.34%
Time deposits	1,938,709	17,496	3.59%	2,121,318	24,622	4.61%
Short-term borrowings	858,165	4,634	2.15%	208,046	1,977	3.77%
Long-term debt	495,170	5,509	4.43%	553,158	6,341	4.55%

Total interest-bearing liabilities	5,081,298	33,212	2.60%	4,578,414	42,104	3.65%

Noninterest-bearing liabilities and capital:
Noninterest-bearing demand deposits (d)	558,373			521,935
Other liabilities	36,527			32,763
Shareholders’ equity	548,095			564,596

Total noninterest-bearing funding sources	1,142,995			1,119,294

Total Liabilities and Shareholders’ Equity	$6,224,293			$5,697,708

Net Interest Income and Net Yield on Interest-Earning Assets		$47,927	3.58%		$40,134	3.36%

(a)	Yields on interest-earning assets have been computed on a tax equivalent basis using the 35% Federal income tax statutory rate.
(b)	Income on nonaccrual loans is accounted for on the cash basis, and the loan balances are included in interest-earning assets.
(c)	Loan income includes loan fees.
(d)	Average balances do not include reallocations from noninterest-bearing demand deposits and interest-bearing demand deposits into savings deposits which were made for regulatory purposes.

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

	Year To Date Average Balance Sheets and Net Interest Analysis at September 30, (dollars in thousands)
	2008			2007
	Average Balance	Income/Expense	Yield or Rate (a)	Average Balance	Income/Expense	Yield or Rate (a)
Assets
Interest-earning assets:
Interest-bearing deposits with banks	$416	$9	2.74%	$568	$29	6.68%
Tax-free investment securities	300,125	10,118	6.93%	302,037	10,222	6.96%
Taxable investment securities	1,300,267	48,072	4.94%	1,289,083	47,499	4.93%
Federal funds sold	125	2	2.49%	2,128	83	5.23%
Loans, net of unearned income (b)(c)	4,011,476	186,966	6.37%	3,694,124	190,463	7.10%

Total interest-earning assets	5,612,409	245,167	6.07%	5,287,940	248,296	6.56%

Noninterest-earning assets:
Cash	76,386			82,229
Allowance for credit losses	(43,003)			(43,882)
Other assets	499,632			490,087

Total noninterest-earning assets	533,015			528,434

Total Assets	$6,145,424			$5,816,374

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand deposits (d)	$602,340	$4,213	0.93%	$594,752	$7,980	1.79%
Savings deposits (d)	1,128,539	13,845	1.64%	1,117,308	19,013	2.28%
Time deposits	2,043,109	61,414	4.02%	2,112,628	71,250	4.51%
Short-term borrowings	709,586	12,590	2.37%	302,405	9,623	4.25%
Long-term debt	521,543	17,163	4.40%	570,439	19,206	4.50%

Total interest-bearing liabilities	5,005,117	109,225	2.91%	4,697,532	127,072	3.62%

Noninterest-bearing liabilities and capital:
Noninterest-bearing demand deposits (d)	536,837			514,242
Other liabilities	36,201			31,719
Shareholders’ equity	567,269			572,881

Total noninterest-bearing funding sources	1,140,307			1,118,842

Total Liabilities and Shareholders’ Equity	$6,145,424			$5,816,374

Net Interest Income and Net Yield on Interest-Earning Assets		$135,942	3.47%		$121,224	3.35%

(a)	Yields on interest-earning assets have been computed on a tax equivalent basis using the 35% Federal income tax statutory rate.
(b)	Income on nonaccrual loans is accounted for on the cash basis, and the loan balances are included in interest-earning assets.
(c)	Loan income includes loan fees.
(d)	Average balances do not include reallocations from noninterest-bearing demand deposits and interest-bearing demand deposits into savings deposits which were made for regulatory purposes.

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

	Asset Quality Data (dollars in thousands)
	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007
Loans on non-accrual basis	$49,692	$50,910	$48,799	$54,119	$50,161
Troubled debt restructured loans	135	139	143	147	150

Total nonperforming loans	$49,827	$51,049	$48,942	$54,266	$50,311
Loans past due in excess of 90 days and still accruing	$13,719	$14,210	$20,066	$12,853	$13,677
Loans outstanding at end of period	$4,184,600	$4,113,423	$3,893,183	$3,697,819	$3,660,123
Average loans outstanding	$4,011,476	$3,941,864	$3,835,587	$3,687,037	$3,694,124
Allowance for credit losses	$45,482	$44,505	$41,613	$42,396	$43,210
Nonperforming loans as a percentage of total loans	1.19%	1.24%	1.26%	1.47%	1.37%
Provision for credit losses	$12,453	$8,540	$3,179	$10,042	$7,690
Net credit losses	$9,367	$6,431	$3,962	$10,294	$7,128
Net credit losses as a percentage of average loans outstanding (annualized)	0.31%	0.33%	0.42%	0.28%	0.26%
Allowance for credit losses as a percentage of average loans outstanding	1.13%	1.13%	1.08%	1.15%	1.17%
Allowance for credit losses as a percentage of nonperforming loans	91.28%	87.18%	85.03%	78.13%	85.89%
Other real estate owned	$3,718	$3,271	$3,280	$2,172	$1,803

	Profitability Ratios (dollars in thousands)
	For the Quarter Ended					For the Nine Months Ended
	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007	September 30, 2008	September 30, 2007
Return on average assets	0.65%	0.84%	0.75%	0.80%	0.85%	0.74%	0.80%
Return on average equity	7.38%	9.03%	7.73%	8.08%	8.59%	8.05%	8.08%
Net interest margin (a)	3.58%	3.54%	3.28%	3.32%	3.36%	3.47%	3.35%
Efficiency ratio (b)	67.94%	61.63%	66.78%	65.15%	65.17%	65.33%	66.01%
Fully tax equivalent adjustment	$3,202	$3,078	$3,648	$3,614	$3,633	$9,928	$11,093

(a)	Net interest margin has been computed on a tax equivalent basis using the 35% Federal income tax statutory rate.
(b)	Efficiency ratio is “total non-interest expense” as a percentage of total revenue.

Total revenue consists of “net interest income, on a fully tax-equivalent basis,” plus “total non-interest income.”

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

	Reconciliation of GAAP to Non-GAAP (a) (dollars in thousands, except share data)
	For the Quarter Ended			For the Nine Months Ended
	September 30, 2008	June 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
GAAP non-interest income	$6,274	$13,089	$12,213	$32,819	$36,040
Less: net securities (losses) gains	(7,709)	(451)	16	(7,659)	771

Core non-interest income	$13,983	$13,540	$12,197	$40,478	$35,269

GAAP net income	$10,164	$12,913	$12,219	$34,198	$34,602
Less: net securities (losses) gains, net of tax	(5,011)	(293)	10	(4,978)	501

Core net income	$15,175	$13,206	$12,209	$39,176	$34,101

GAAP diluted earnings per share	$0.14	$0.18	$0.17	$0.47	$0.47
Less: net securities (losses) gains per diluted share	($0.07)	$0.00	$0.00	($0.07)	$0.00

Core diluted earnings per share	$0.21	$0.18	$0.17	$0.54	$0.47

GAAP return on average assets	0.65%	0.84%	0.85%	0.74%	0.80%
Less: net securities (losses) gains as a percentage of average assets	-0.32%	-0.01%	0.00%	-0.11%	0.02%

Core return on average assets	0.97%	0.85%	0.85%	0.85%	0.78%

GAAP return on average equity	7.38%	9.03%	8.59%	8.05%	8.08%
Less: net securities (losses) gains as a percentage of average equity	-3.63%	-0.21%	0.01%	-1.17%	0.12%

Core return on average equity	11.01%	9.24%	8.58%	9.22%	7.96%

(a)	This release includes core net income, which is a non-GAAP (Generally Accepted Accounting Principles) financial measure that is calculated by excluding securities gains and losses and other-than-temporary impairment charges from GAAP net income. Management believes that core net income is useful to the investment community in analyzing financial results and trends of First Commonwealth. This information facilitates comparisons with prior periods and reflects the principal basis on which our management internally monitors financial performance. The table in the financial section reconciles GAAP financial measures to non-GAAP financial measures for the periods presented.

Pooled Trust Preferred Security Detail

(dollars in thousands)

Deal	Class	Book Value	Fair Value	Unrealized Loss	Moody’s/Fitch Ratings
Pre TSL I	Senior	$3,841	$2,350	$(1,491)	Aaa(n)/AAA
Pre TSL IV	Mezzanine	1,830	1,092	(738)	A3/A+(n)
Pre TSL V	Mezzanine	620	349	(271)	Aa3/A
Pre TSLVI	Mezzanine	418	290	(128)	A1/A+
Pre TSL VII	Mezzanine	5,327	5,327	—	Baa3(n)/A+(n)
Pre TSLVIII	Mezzanine	5,978	2,886	(3,092)	Baa3(n)/A(n)
Pre TSL IX	Mezzanine	3,000	1,544	(1,456)	A2(n)/A(n)
Pre TSL X	Mezzanine	4,000	2,026	(1,974)	A2(n)/A(n)
Pre TSL XII	Mezzanine	10,000	5,004	(4,996)	A2(n)/A(n)
Pre TSL XIII	Mezzanine	17,582	8,983	(8,599)	A2(n)/A(n)
Pre TSL XIV	Mezzanine	16,072	7,926	(8,146)	A2(n)/A(n)
MMCap I	Senior	8,939	7,604	(1,335)	Aaa(n)/AAA
MMCap I	Mezzanine	1,068	598	(470)	Baa2(n)/BBB(n)
MM Cap IX	Mezzanine	20,000	10,354	(9,646)	A2(n)/A-(n)

Total		$98,675	$56,333	$(42,342)